Exhibit 10.143

September 11, 2014

VG Life Sciences Inc.

2290 Huntington Drive, Suite 100

San Marino, CA 91108

Tel: 626-334-5310

Dear Mr Keledjian,

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Unsecured Convertible Debentures of VG Life Sciences, Inc., a Delaware corporation (the “Company”), that has been duly paid for and acquired by DMBM Inc. under the Note Purchase Agreements dated August 1, 2013, December 1, 2013 and January 31, 2014 and converted under the Release and Settlement Agreement dated July 1, 2013, into shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.

Conversion calculations:	$68,000 / $0.05 = 1,360,000 shares

Date to Effect Conversion:	September 11, 2014

Principal Amount of Debenture to be converted:	$68,000

Number of shares of Common Stock to be issued:	1,360,000

DMBM, Inc.

/s/ Damon R Devitt
Damon R Devitt
Duly authorized officer